Exhibit 3.2

COMPANY AGREEMENT

OF SUNOCOCORP LLC

(A Texas Limited Liability Company)

i

ii

iii

COMPANY AGREEMENT

OF SUNOCOCORP LLC

THIS COMPANY AGREEMENT OF SUNOCOCORP LLC, dated as of July 6, 2026, is entered into by SunocoCorp Management LLC, a Texas limited liability company, as the Manager, together with any other Persons who become Members in the Company or parties hereto as provided herein.

WHEREAS, the Company previously operated as a Delaware limited liability company named SunocoCorp LLC (the “Delaware Company”), operating pursuant to the Amended and Restated Limited Liability Company Agreement dated as of October 27, 2025 (the “Delaware Agreement”);

WHEREAS, the Manager, without the approval of any Non-Managing Member, was permitted to convert the Company into a new limited liability entity pursuant to Section 14.3(d) of the Delaware Agreement if (i) the Manager received an Opinion of Counsel that the conversion would not result in the loss of the limited liability of any Non-Managing Member under the Delaware Act, (ii) the primary purpose of such conversion was to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the Manager determined that the governing instruments of the new entity provide the Non-Managing Members and the Manager with substantially the same rights and obligations as were contained in the Delaware Agreement;

WHEREAS, the Conflicts Committee has, by unanimous vote, in good faith (a) determined that this Agreement and the Certificate of Formation (the “Texas Governing Instruments”) provide the Non-Managing Members and the Manager with substantially the same rights and obligations as were contained in the Delaware Agreement, (b) determined that the conversion of the Company from a Delaware limited liability company to a Texas limited liability company (the “Conversion”) and this Agreement, the Plan of Conversion, the Delaware Certificate of Conversion, the Certificate of Conversion and the Certificate of Formation (collectively, the foregoing, the “Related Arrangements”) are in the best interests of, and not adverse to the interests of, the Company and the holders of common units of the Delaware Company (other than the Manager and its controlling affiliates), (c) subject to the receipt by the Manager of the Opinion of Counsel, approved the Conversion and Related Arrangements on the terms contemplated by the Related Arrangements, and the transactions contemplated thereby, including the adoption of the Plan of Conversion, the filing of the Delaware Certificate of Conversion, the Certificate of Conversion and the Certificate of Formation and the adoption of the Texas Governing Instruments, with such approval constituting “Special Approval” for all purposes under the Delaware Agreement, including but not limited to Section 7.9 thereof, and (d) recommended that the Board of Directors approve the Conversion and Related Arrangements on the terms contemplated by the Related Arrangements, and the transactions contemplated thereby, including the adoption of the Plan of Conversion, the filing of the Delaware Certificate of Conversion, the Certificate of Conversion and the Certificate of Formation and the adoption of the Texas Governing Instruments;

WHEREAS, the Board of Directors has, by unanimous vote and in reliance in part on the recommendation and Special Approval of the Conflicts Committee, in good faith (a) determined that the conversion of the Company from a Delaware limited liability company to a Texas limited liability company governed by the Certificate of Formation and this Agreement is in the best interests of, and not adverse to the interests of, the Delaware Company, (b) determined that the Texas Governing Instruments provide the Non-Managing Members and the Manager with substantially the same rights and obligations as were contained in the Delaware Agreement and (c) approved the Plan of Conversion and the transactions contemplated thereby, including the Certificate of Conversion, the Delaware Certificate of Conversion, the Certificate of Formation and this Agreement and the transactions contemplated hereby, the filing of the Certificate of Conversion, the Delaware Certificate of Conversion and the Certificate of Formation and the adoption of this Agreement;

WHEREAS, in accordance with Section 18-216 of the Delaware Act, in the Delaware Certificate of Conversion, the Company will agree that it may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the limited liability company arising while it was a limited liability company of the State of Delaware, and that it irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such action, suit or proceeding and that nothing herein is intended to limit the right of any Member to bring or maintain any action, suit or proceeding for enforcement of any obligation of the limited liability company arising while it was a limited liability company of the State of Delaware that would have been permitted to be brought or maintained under the Delaware Agreement; and

WHEREAS, the requirements of Section 14.3(d) of the Delaware Agreement were, based upon the terms and conditions of the Plan of Conversion and the transactions contemplated thereby, including the Certificate of Conversion, the Delaware Certificate of Conversion, the Certificate of Formation and this Agreement, and the receipt of the requisite Opinion of Counsel, satisfied and the Company converted as of the date hereof to a Texas limited liability company in accordance with the terms of the Delaware Agreement, the Delaware Act and the Texas Limited Liability Company Law, by filing the Delaware Certificate of Conversion with the State of Delaware and the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Texas.

In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Company Agreement of SunocoCorp LLC, as it may be amended, supplemented or restated from time to time.

“Arrangement Agreement” means the Arrangement Agreement, dated as of May 4, 2025, by and among the Company, the MLP, 2709716 Alberta ULC, a corporation formed under the laws of the Province of Alberta (f/k/a 2709716 Alberta Ltd.), and Parkland Corporation, a corporation formed under the laws of the Province of Alberta, as amended by that certain Amending Agreement, dated as of May 26, 2025, that certain Second Amending Agreement, dated as of October 10, 2025, and as it may be further amended, restated or otherwise modified from time to time in accordance with its terms.

“Arrangement Closing” means the consummation of the transactions contemplated by the Arrangement Agreement.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Board of Directors” means the board of directors of the Manager.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Certificate” means a certificate in such form (including in global form if permitted by applicable rules and regulations of the Depository Trust Company and its permitted successors and assigns) as may be adopted by the Manager, issued by the Company evidencing ownership of one or more Membership Interests.

“Certificate of Conversion” means the Certificate of Conversion of the Company filed with the Secretary of State of the State of Texas as referenced in Section 2.1, as such Certificate of Conversion may be amended, supplemented or restated from time to time.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Texas as referenced in Section 2.1 and Section 7.3, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Closing 8-K” means the current report on Form 8-K filed by the Company in connection with the Arrangement Closing.

“Closing Price” means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading or, if such Non-Managing Member Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Non-Managing Member Interests of such class, or, if on any such day such Non-Managing Member Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Non-Managing Member Interests of such class selected by the Manager, or if on any such day no market maker is making a market in such Non-Managing Member Interests of such class, the fair value of such Non-Managing Member Interests on such day as determined by the Manager.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” is defined in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Membership Interest having the rights and obligations specified with respect to Common Units in this Agreement.

“Company” means SunocoCorp LLC, a Texas limited liability company.

“Company Group” means the Company and its Subsidiaries treated as a single entity.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors, each of whom (a) is not an officer or employee of the Manager, (b) is not an officer or employee of any Affiliate of the Manager or a director of any Affiliate of the Manager (other than any Group Member), (c) is not a holder of any ownership interest in the Company, other than Common Units and awards that are granted to such director under the LTIP, and (d) is determined by the Board of Directors to be independent under the independence standards required for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Membership Interests is listed or admitted to trading.

“Conversion” is defined in the recitals.

“Current Market Price” means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the average of the daily Closing Prices per Non-Managing Member Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Delaware Agreement” is defined in the recitals.

“Delaware Certificate of Conversion” means the Certificate of Conversion of the Company to a non-Delaware entity to be filed with the Secretary of State of the State of Delaware as referenced in Section 2.1.

“Delaware Company” is defined in the recitals.

“Delegation Agreement” means that certain Delegation Agreement, dated as of October 27, 2025, by and among the Company, Energy Transfer LP, a Delaware limited partnership, and the MLP GP, relating to the appointment of the directors of the MLP GP.

“Departing Manager” means a former Manager from and after the effective date of any withdrawal of such former Manager pursuant to Section 11.1.

“Derivative Instruments” means options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments relating to, convertible into or exchangeable for Membership Interests.

“EDGAR” is defined in Section 3.4(a).

“Effective Time” means 12:01 a.m. Central Time on July 6, 2026.

“Eligibility Certificate” is defined in Section 4.8(b).

“Eligible Holder” means a Member whose nationality, citizenship or other related status would not, in the determination of the Manager, create a substantial risk of cancellation or forfeiture as described in Section 4.8.

“Event of Withdrawal” is defined in Section 11.1(a).

“Group” means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the company agreement or limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnitee” means (a) any Manager, (b) any Departing Manager, (c) any Person who is or was an Affiliate of the Manager or any Departing Manager, (d) any Person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Group Member, a Manager, any Departing Manager or any of their respective Affiliates, (e) any Person who is or was serving at the request of a Manager, any Departing Manager or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any Group Member; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any Person who controls a Manager or Departing Manager and (g) any Person the Manager designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Company Group’s business and affairs.

“Ineligible Holder” is defined in Section 4.8(c).

“Liquidator” means one or more Persons selected pursuant to Section 12.3 to perform the functions described in Section 12.4 as liquidating trustee of the Company.

“LTIP” means any equity incentive plan, as may be amended and any equity compensation plan successor thereto that the Manager may adopt pursuant to Section 7.5(c).

“Manager” means SunocoCorp Management LLC, a Texas limited liability company, and its successors and permitted assigns that are admitted to the Company as manager of the Company, in their capacity as manager of the Company.

“Managing Member Interest” means the management and ownership interest of the Manager in the Company (in its capacity as the Manager without reference to any Non-Managing Member Interest held by it) and includes any and all benefits to which the Manager is entitled as provided in this Agreement, together with all obligations of the Manager to comply with the terms and provisions of this Agreement.

“Members” means the Manager and the Non-Managing Members.

“Membership Interest” means any class or series of equity interest in the Company (but excluding any Derivative Instruments), including Common Units and the Managing Member Interest.

“Merger Agreement” is defined in Section 14.1.

“MLP” means Sunoco LP, a Texas limited partnership, and any successor thereto.

“MLP GP” means Sunoco GP LLC, a Texas limited liability company, and any successor thereto as general partner of the MLP.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Securities Exchange Act) that the Manager shall designate as a National Securities Exchange for purposes of this Agreement.

“Non-Managing Member” means, unless the context otherwise requires, each Person that becomes a Non-Managing Member pursuant to the terms of this Agreement and any Departing Manager upon the change of its status from Manager to Non-Managing Member pursuant to Section 11.3, in each case, in such Person’s capacity as a Non-Managing Member of the Company.

“Non-Managing Member Interest” means the ownership interest of a Non-Managing Member in the Company, which may be evidenced by Common Units or other Membership Interests (other than the Managing Member Interest) or a combination thereof or interest therein, and includes any and all benefits to which such Non-Managing Member is entitled as provided in this Agreement, together with all obligations of such Non-Managing Member to comply with the terms and provisions of this Agreement.

“Notice of Election to Purchase” is defined in Section 15.1(b).

“Offering Circular” means the Notice of Annual and Special Meeting of Shareholders of Parkland Corporation to be held June 24, 2025 and Notice of Application to the Court of King’s Bench of Alberta and Management Information Circular and Proxy Statement with respect to Plan of Arrangement involving, among others, Parkland Corporation, the MLP, the Company and 2709716 Alberta ULC (f/k/a 2709716 Alberta Ltd.), dated as of May 26, 2025.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date (as defined in the Omnibus Agreement), by and between the MLP and the Company.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Manager or any of its Affiliates) acceptable to the Manager.

“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Manager or its Affiliates) beneficially owns 20% or more of the Outstanding Membership Interests of any class then Outstanding, none of the Membership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Membership Interests shall not, however, be treated as a separate class of Membership Interests for purposes of this Agreement or the Texas Limited Liability Company Law); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Membership Interests of any class then Outstanding directly from the Manager or its Affiliates (other than the Company), (ii) any Person or Group who acquired 20% or more of the Outstanding Membership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (i); provided, that the Manager shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Membership Interests issued by the Company; provided, that the Manager shall have notified such Person or Group in writing that such limitation shall not apply.

“Percentage Interest” means as of any date of determination as to any Unitholder with respect to Units, the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units. The Percentage Interest with respect to the Managing Member Interest shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” means the Plan of Conversion of the Company as referenced in Section 2.1, as such Plan of Conversion may be amended, supplemented or restated from time to time.

“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the Manager as the date for purchase of all Outstanding Non-Managing Member Interests of a certain class (other than Non-Managing Member Interests owned by the Manager and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.

“Record Date” means the date established by the Manager or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Non-Managing Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Non-Managing Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Membership Interests for which a Transfer Agent has been appointed, the Person in whose name a Membership Interest of such class is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or (b) with respect to other classes of Membership Interests, the Person in whose name any such other Membership Interest is registered on the books that the Manager has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Membership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement on Form 8-A filed in connection with the initial listing of the Common Units on the NYSE.

“Related Arrangements” is defined in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof controls such partnership, or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For purposes of this Agreement, the MLP GP and its Subsidiaries shall be deemed to be Subsidiaries of the Company so long as the Company (or one of its other Subsidiaries) is entitled to appoint the directors of the MLP GP.

“Surviving Business Entity” is defined in Section 14.2(b)(ii).

“TBOC” means the provisions of the Texas Business Organizations Code, as amended, supplemented or restated from time to time, and any successor to such statute.

“Texas Governing Instruments” is defined in the recitals.

“Texas Limited Liability Company Law” means the provisions of Title 3 and the provisions of Title 1 to the extent applicable to limited liability companies, in each case of the TBOC.

“Trading Day” means, for the purpose of determining the Current Market Price of any class of Non-Managing Member Interests, a day on which the principal National Securities Exchange on which such class of Non-Managing Member Interests is listed or admitted to trading is open for the transaction of business or, if Non-Managing Member Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” is defined in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the Manager or one of its Affiliates) as may be appointed from time to time by the Company to act as registrar and transfer agent for any class of Membership Interests; provided, that if no Transfer Agent is specifically designated for any class of Membership Interests, the Manager shall act in such capacity.

“Unit” means a Membership Interest that is designated as a “Unit” and shall include Common Units but shall not include the Managing Member Interest.

“Unit Majority” means a majority of the Outstanding Common Units.

“Unitholders” means the holders of Units.

“Unrestricted Person” means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Manager or any Departing Manager or any Affiliate of any Group Member, a Manager or any Departing Manager and (d) any Person the Manager designates as an “Unrestricted Person” for purposes of this Agreement.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

SECTION 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. This Agreement shall be interpreted to include the implied contractual covenant of good faith and fair dealing, which as used herein means that (i) each party to this Agreement shall not exercise its discretion under this Agreement arbitrarily, capriciously, or unreasonably in a manner that would deprive any other Person bound by the terms of this Agreement of the benefit of such other Person’s contracted for rights and expectations under this Agreement and (ii) where the express terms of this Agreement (A) do not provide for a development that the parties to this Agreement could not have anticipated at the Time of Contracting or (B) omit a term that would obviously be necessary to give efficacy to the other express terms of this Agreement in a manner consistent with the parties’ shared expectations at the Time of Contracting, then in the case of either (A) or (B), this Agreement shall be interpreted to imply terms to the limited extent necessary to fill any gaps in this Agreement’s express terms so as to protect the parties’ shared expectations at the Time of Contracting. For purposes of this Section 1.2, “Time of Contracting” means (i) the date the Delaware Company first sold limited liability company interests in a public offering or (ii) solely with respect to any provisions in this Agreement (or prior to the Effective Time, the Delaware Agreement) that were not included in the Delaware Agreement as of the time in clause (i), the effective date of such provisions in this Agreement (or, prior to the Effective Time, the Delaware Agreement) setting forth or amending provisions that may be relevant to application of the preceding sentence. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1 Formation. The Company was formed as of the Effective Time pursuant to the Plan of Conversion, the Certificate of Conversion and the Certificate of Formation converting the Company from a Delaware limited liability company to a Texas limited liability company pursuant to the Plan of Conversion, the Certificate of Conversion, the Delaware Certificate of Conversion and the provisions of the Texas Limited Liability Company Law and the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Texas Limited Liability Company Law, and the Company shall constitute a continuation of the existence of the Delaware Company in the form of a Texas limited liability company and, for all purposes of the laws of the State of Texas, shall be deemed to be the same entity as the Delaware Company.

SECTION 2.2 Name. The name of the Company shall be “SunocoCorp LLC.” The Company’s business may be conducted under any other name or names as determined by the Manager, including the name of the Manager. The words “Limited Liability Company,” the letters “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Manager may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

SECTION 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager, the registered office of the Company in the State of Texas shall be located at 211 East 7th Street, Suite 620, Austin, Texas 78701 and the registered agent for service of process on the Company in the State of Texas at such registered office shall be Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company. The principal office of the Company shall be located at 8111 Westchester Drive, Suite 400, Dallas, Texas 75225 or such other place as the Manager may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Texas as the Manager determines to be necessary or appropriate.

SECTION 2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Manager, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Texas Limited Liability Company Law and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the Manager shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Company of any business.

SECTION 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

SECTION 2.6 Term. The term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the filing of a certificate of termination as provided in the Texas Limited Liability Company Law.

SECTION 2.7 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Manager, one or more of its Affiliates or one or more nominees, as the Manager may determine. The Manager hereby declares and warrants that any Company assets for which record title is held in the name of the Manager or one or more of its Affiliates or one or more nominees shall be held by the Manager or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Manager shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Manager determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal of the Manager or as soon thereafter as practicable, the Manager shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Manager. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

RIGHTS OF MEMBERS

SECTION 3.1 Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Texas Limited Liability Company Law.

SECTION 3.2 Management of Business. No Non-Managing Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

SECTION 3.3 Outside Activities of the Non-Managing Members. Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Non-Managing Members, each Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member.

SECTION 3.4 Rights of Non-Managing Members.

(a) Each Non-Managing Member shall have the right, for a purpose that is reasonably related, as determined by the Manager, to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense, to obtain the following documents (which shall be deemed satisfied by virtue of the Company publicly filing such documents via its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)):

(i) true and full information regarding the status of the business and financial condition of the Company (provided, that the requirements of this Section 3.4(a)(i) shall be satisfied if the Member is furnished the Company’s most recent annual report and any subsequent quarterly or periodic reports required to be filed with the Commission pursuant to Section 13 of the Securities Exchange Act);

(ii) a current list of the name and last known business, residence or mailing address of each Record Holder; and

(iii) a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b) The rights to information granted to each of the Non-Managing Members pursuant to Section 3.4(a) replace in their entirety any rights to information provided for in Section 101.502(a) of the Texas Limited Liability Company Law and each of the Non-Managing Members and each other Person who acquires an interest in a Membership Interest hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to the Texas Limited Liability Company Law or otherwise except for the information identified in Section 3.4(a).

(c) The Company may keep confidential from the Members, for such period of time as the Manager deems reasonable, (i) any information that the Manager reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Manager believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(d) Notwithstanding any other provision of this Agreement or Section 101.502 of the Texas Limited Liability Company Law, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS;

REDEMPTION OF MEMBERSHIP INTERESTS

SECTION 4.1 Certificates. Notwithstanding anything otherwise to the contrary herein, unless the Manager shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Company by the Chairman of the Board, President, the Chief Executive Officer or any Senior Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Manager. If a Transfer Agent has been appointed for a class of Membership Interests, no Certificate for such class of Membership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Manager elects to cause the Company to issue Membership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Membership Interests have been duly registered in accordance with the directions of the Company.

SECTION 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Membership Interests as the Certificate so surrendered.

(b) The appropriate officers of the Manager on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Manager, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Manager has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Manager, delivers to the Manager a bond, in form and substance satisfactory to the Manager, with surety or sureties and with fixed or open penalty as the Manager may direct, to indemnify the Company, the Members, the Manager and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Manager.

If a Non-Managing Member fails to notify the Manager within a reasonable period of time after such Non-Managing Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Non-Managing Member Interests represented by the Certificate is registered before the Company, the Manager or the Transfer Agent receives such notification, the Non-Managing Member shall be precluded from making any claim against the Company, the Manager or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

SECTION 4.3 Record Holders. The Company shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Membership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Membership Interest and (b) bound by this Agreement and shall have the rights and obligations of a Member hereunder as, and to the extent, provided herein.

SECTION 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall mean a transaction (i) by which the Manager assigns its Managing Member Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Non-Managing Member Interest assigns such Non-Managing Member Interest to another Person who is or becomes a Non-Managing Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the Manager or any Non-Managing Member of any or all of the shares of stock, membership or limited liability company interests, partnership interests or other ownership interests in the Manager or Non-Managing Member and the term “transfer” shall not mean any such disposition.

SECTION 4.5 Registration and Transfer of Non-Managing Member Interests.

(a) The Manager shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Non-Managing Member Interests.

(b) The Company shall not recognize any transfer of Non-Managing Member Interests evidenced by Certificates until the Certificates evidencing such Non-Managing Member Interests are surrendered for registration of transfer. No charge shall be imposed by the Manager for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Manager may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Non-Managing Member Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the Manager on behalf of the Company shall execute and deliver, and in the case of Certificates evidencing Non-Managing Member Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Non-Managing Member Interests as was evidenced by the Certificate so surrendered.

(c) By acceptance of the transfer of any Non-Managing Member Interests in accordance with this Section 4.5 and except as provided in Section 4.8, each transferee of a Non-Managing Member Interest (including any nominee holder or an agent or representative acquiring such Non-Managing Member Interests for the account of another Person) acknowledges and agrees to the provisions of Section 10.1(a).

(d) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Non-Managing Member Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Non-Managing Member and (vi) provisions of applicable law including the Securities Act, Non-Managing Member Interests shall be freely transferable.

(e) The Manager and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

SECTION 4.6 Transfer of the Manager’s Managing Member Interest.

(a) Subject to Section 4.6(b) below, the Manager may at its option transfer all or any part of its Managing Member Interest without approval from any other Person.

(b) Notwithstanding anything herein to the contrary, no transfer by the Manager of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Manager under this Agreement and to be bound by the provisions of this Agreement and (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Texas Limited Liability Company Law of any Non-Managing Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as the Manager effective immediately prior to the transfer of the Managing Member Interest, and the business of the Company shall continue without dissolution.

SECTION 4.7 Restrictions on Transfers.

(a) Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation.

(b) Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed or admitted to trading.

SECTION 4.8 Eligibility Certificates; Ineligible Holders.

(a) If at any time the Manager determines, with the advice of counsel, that any Group Member is subject to any federal, state or local law or regulation that would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Member, then the Manager may adopt such amendments to this Agreement as it determines to be necessary or advisable to obtain such proof of the nationality, citizenship or other related status of the Member and, to the extent relevant, their beneficial owners as the Manager determines to be necessary or appropriate to eliminate or mitigate a significant risk of cancellation or forfeiture of any of the properties or interests therein of a Group Member.

(b) Such amendments may include provisions requiring all Members to certify as to their (and their “beneficial owners”) status as Eligible Holders upon demand and on a regular basis, as determined by the Manager, and may require transferees of Units to so certify prior to being admitted to the Company as a Member (any such required certificate, an “Eligibility Certificate”).

(c) Such amendments may provide that any Member who fails to furnish to the Manager within a reasonable period requested proof of its (and its “beneficial owners”) status as an Eligible Holder or if upon receipt of such Eligibility Certificate or other requested information the Manager determines that a Member is not an Eligible Holder (such a Member an “Ineligible Holder”), the Membership Interests owned by such Member shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the Manager shall be substituted for and treated as the owner of all Membership Interests owned by an Ineligible Holder.

(d) The Manager shall, in exercising voting rights in respect of Non-Managing Member Interests held by it on behalf of Ineligible Holders, cast such votes in the same manner and in the same ratios as the votes of Members (including the Manager and its Affiliates) in respect of Non-Managing Member Interests other than those of Ineligible Holders are cast.

(e) Upon dissolution of the Company, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for purposes hereof as a purchase by the Company from the Ineligible Holder of the portion of his Membership Interest representing his right to receive his share of such distribution in kind.

(f) At any time after he can and does certify that he has become an Eligible Holder, an Ineligible Holder may, upon application to the Manager, request that with respect to any Membership Interests of such Ineligible Holder not redeemed pursuant to Section 4.9, such Ineligible Holder be admitted as a Member, and upon approval of the Manager, such Ineligible Holder shall be admitted as a Member and shall no longer constitute an Ineligible Holder and the Manager shall cease to be deemed to be the owner in respect of such Ineligible Holder’s Non-Managing Member Interests.

SECTION 4.9 Redemption of Membership Interests of Ineligible Holders.

(a) If at any time a Member falsely certifies its status as an Eligible Holder or fails to furnish an Eligibility Certificate or other information requested within the period of time specified in amendments adopted pursuant to Section 4.8 or if upon receipt of such Eligibility Certificate the Manager determines, with the advice of counsel, that a Member is an Ineligible Holder, the Company may, unless the Member establishes to the satisfaction of the Manager that such Member is an Eligible Holder or has transferred his Membership Interests to a Person who is an Eligible Holder and who furnishes an Eligibility Certificate to the Manager prior to the date fixed for redemption as provided below, redeem the Membership Interest of such Member as follows:

(i) The Manager shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member, at his last address designated on the records of the Company or the Transfer Agent, as applicable, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Non-Managing Member would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date three days before the date fixed for redemption) of Membership Interests of the class to be so redeemed multiplied by the number of Membership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the Manager, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the rate of 8% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Member or his duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Member at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Membership Interests.

(b) The provisions of this Section 4.9 shall also be applicable to Membership Interests held by a Member as nominee of a Person determined to be an Ineligible Holder.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Membership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Manager shall withdraw the notice of redemption, provided, that the transferee of such Membership Interest certifies to the satisfaction of the Manager that he is an Eligible Holder. If the transferee fails to make such certification, such redemption will be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

SECTION 5.1 Interest and Withdrawal. No interest on capital contributions shall be paid by the Company. No Member, including any Member deemed to withdraw under Section 11.4, shall be entitled to the withdrawal or return of its capital contribution, including under Section 101.205 of the Texas Limited Liability Company Law, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of capital contributions or as to profits, losses, distributions or rights upon dissolution or liquidation of the Company. Any such return shall be a release or settlement to which all Members agree within the meaning of Section 101.154 of the Texas Limited Liability Company Law.

SECTION 5.2 Issuances of Additional Membership Interests.

(a) The Company may issue additional Membership Interests and Derivative Instruments for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Manager shall determine, all without the approval of any Non-Managing Members.

(b) Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.2(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Manager, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in

Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may, or shall be required to, redeem the Membership Interest (including sinking fund provisions); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Membership Interest; and (viii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

(c) The Manager shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Instruments pursuant to this Section 5.2, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting the admission of such additional Members in the books and records of the Company as the Record Holder of such Membership Interest, and (iv) all additional issuances of Membership Interests. The Manager shall determine the relative rights, powers and duties of the holders of the Units or other Membership Interests being so issued. The Manager shall do all things necessary to comply with the Texas Limited Liability Company Law and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Membership Interests are listed or admitted to trading.

(d) No fractional Units shall be issued by the Company.

SECTION 5.3 Limited Preemptive Right. Except as provided in this Section 5.3 or as otherwise provided in a separate agreement by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created. The Manager shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Membership Interests from the Company whenever, and on the same terms that, the Company issues Membership Interests to Persons other than the Manager and its Affiliates, to the extent necessary to maintain the Percentage Interests of the Manager and its Affiliates equal to that which existed immediately prior to the issuance of such Membership Interests.

SECTION 5.4 Splits and Combinations.

(a) Subject to Section 5.4(d), the Company may make a Pro Rata distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Membership Interests is declared, the Manager shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the Manager may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.2(d) and this Section 5.4(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

SECTION 5.5 Fully Paid and Non-Assessable Nature of Membership Interests. All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Section 101.206 of the Texas Limited Liability Company Law.

ARTICLE VI

DISTRIBUTIONS

SECTION 6.1 Distributions.

(a) It is the policy of the Company to pay regular quarterly cash distributions of substantially all of the Company’s cash available for distribution. Each Quarter, the Manager will make a determination of the amount of cash available for distribution to Members, based upon cash on hand at the end of the Quarter, after establishing reserves for the prudent conduct of the Company’s business or for distributions to Members in respect of future Quarters as the Manager may determine to be appropriate. This policy is subject to change by the Manager at any time, without amendment to this Agreement.

(b) Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(c) All distributions under this Section 6.1 shall be made to the Members, Pro Rata.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1 Management.

(a) The Manager shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the Manager to delegate its rights and power to other Persons, all management powers over the business and affairs of the Company shall be exclusively vested in the Manager, and no other Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted to a manager or managing member of a limited liability company under applicable law or that are granted to the Manager under any other provision of this Agreement, the Manager, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Membership Interests, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi) the distribution of Company cash or cash equivalents;

(vii) the selection, employment, retention and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Manager or the Company Group and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange;

(xiii) the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of Derivative Instruments;

(xiv) the undertaking of any action in connection with the Company’s participation in the management of any Group Member; and

(xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as Manager of the Company.

(b) Each of the Members and each other Person who acquires an interest in a Membership Interest and each other Person who is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the other agreements described in the Offering Circular that are related to the transactions contemplated by the Offering Circular or, in the case of Persons who acquire an interest in a Membership Interest or otherwise become bound by this Agreement following the filing of the Closing 8-K, as described in the Closing 8-K (in the case of each agreement other than this Agreement, without giving effect to any amendments, supplements or restatements after the Arrangement Closing); (ii) agrees that the Manager (on its own behalf or on behalf of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Offering Circular (or, in the case of Persons who acquire an interest in a Membership Interest or otherwise become bound by this Agreement following the filing of the Closing 8-K, as described in the Closing 8-K) on behalf of the Company without any further act, approval or vote of the Members or the other Persons who acquire a Membership Interest or who are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Manager, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Manager or any Affiliate of the Manager of the rights accorded pursuant to Article XV) shall not constitute a breach by the Manager of any fiduciary or other duty existing at law, in equity or otherwise that the Manager may owe the Company, the Non-Managing Members, the other Persons who acquire a Membership Interest or the Persons who are otherwise bound by this Agreement.

(c) As used in the following provisions of this Article VII, the term Membership Interest shall include any Derivative Instruments.

(d) The provisions of this Article VII and other related provisions of this Agreement shall be deemed to replace the provisions of Chapter 101, Subchapter G of the Texas Limited Liability Company Law.

SECTION 7.2 Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that any provision of this Agreement purports or is interpreted (a) to have the effect of replacing, restricting or eliminating the duties that might otherwise, as a result of Texas or other applicable law, be owed by the Manager or any other Indemnitee to the Company, the Non-Managing Members, any other Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement, or (b) to constitute a waiver or consent by the Company, the Non-Managing Members, any other Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement to any such replacement or restriction, such provision shall be deemed to have been approved by the Company, all the Members, each other Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement.

SECTION 7.3 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Texas as required by the Texas Limited Liability Company Law. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that the Manager determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Texas or any other state in which the Company may elect to do business or own property. To the extent the Manager determines such action to be necessary or appropriate, the Manager shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Texas or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Manager shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Non-Managing Member.

SECTION 7.4 Restrictions on the Manager’s Authority.

(a) Except as provided in Article XII and Article XIV, the Manager may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the Manager’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

(b) In any vote of the partners of the MLP to remove the MLP GP as general partner of the MLP, the Manager shall and shall cause the Company to, vote any equity interests of the MLP owned by the Manager, the Company and their respective controlled affiliates, against such removal unless (i) such removal is approved by the Manager, in its sole discretion and (ii) either (x) the Manager receives an Opinion of Counsel that the removal of the MLP GP as general partner of the MLP shall not result in the MLP being required to register as an investment company under the Investment Company Act of 1940, as amended or (y) such removal is approved by a majority of the Outstanding Common Units (excluding Common Units owned by the Manager and its Affiliates).

SECTION 7.5 Reimbursement of the Manager.

(a) The Manager shall be reimbursed by the Company Group on a monthly basis, or such other basis as the Manager may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of the Manager) to perform services for the Company Group or for the Manager in the discharge of its duties to the Company Group), and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Manager in connection with operating the Company Group’s business (including expenses allocated to the Manager by its Affiliates). The Manager shall determine the expenses that are allocable to the Manager or any member of the Company Group. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the Manager as a result of indemnification pursuant to Section 7.7.

(b) The Manager and its Affiliates may charge any member of the Company Group a management fee to the extent necessary to allow the Company Group to reduce the amount of any state franchise or income tax or any tax based upon revenues or gross margin of any member of the Company Group if the tax benefit produced by the payment for such management fee exceeds the amount of such fee.

(c) The Manager, without the approval of the Non-Managing Members (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company benefit plans, programs and practices (including plans, programs and practices involving the issuance of Membership Interests), or cause the Company to issue Membership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the Manager or any of its Affiliates, in each case for the benefit of employees, officers, consultants and directors of the Manager or its Affiliates, any Group Member or their Affiliates, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Company Group. The Company agrees to issue and sell to the Manager or any of its Affiliates any Membership Interests that the Manager or such Affiliates are obligated to provide to any employees, officers, consultants and directors pursuant to any such benefit plans, programs or practices. Expenses incurred by the

Manager in connection with any such plans, programs and practices (including the net cost to the Manager or such Affiliates of Membership Interests purchased by the Manager or such Affiliates, from the Company or otherwise, to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(b). Any and all obligations of the Manager under any benefit plans, programs or practices adopted by the Manager as permitted by this Section 7.5(c) shall constitute obligations of the Manager hereunder and shall be assumed by any successor Manager approved pursuant to Section 11.1 or the transferee of or successor to all of the Manager’s Managing Member Interest pursuant to Section 4.6.

SECTION 7.6 Outside Activities.

(a) The Manager, for so long as it is the Manager of the Company shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as manager, managing member or general partner, if any, of one or more Group Members or as described in or contemplated by the Offering Circular, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or (C) the direct or indirect provision of management, advisory, and administrative services to its Affiliates or to other Persons.

(b) Each Unrestricted Person (other than the Manager) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Company or other Group Member, any Member, any Person who acquires an interest in a Membership Interest or any Person who is otherwise bound by this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the Manager). No Unrestricted Person (including the Manager) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Unrestricted Person (including the Manager) shall not be liable to the Company or any other Group Member, any Non-Managing Member, any Person who acquires a Membership Interest or any other Person who is otherwise bound by this Agreement for breach of any fiduciary or other duty by reason of the fact that such Unrestricted Person (including the Manager) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member.

(d) The Manager and each of its Affiliates may acquire Units or other Membership Interests and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Membership Interests acquired by them. The term “Affiliates” when used in this Section 7.6(d) with respect to the Manager shall not include any Group Member.

SECTION 7.7 Indemnification.

(a) To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Manager shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7 the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of an Indemnitee and such other Persons as the Manager shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Non-Managing Members or any other Persons who have acquired interests in Membership Interests or are otherwise bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. In the case where an Indemnitee is liable for damages, those damages shall only be direct damages and shall not include punitive damages, consequential damages or lost profits.

(b) The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Manager shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Manager in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, or any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, the Manager and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, the Members, or any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, for its reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Whenever the Manager, the Board of Directors, or any committee of the Board of Directors (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any of its Affiliates causes the Manager to do so, in its capacity as the manager of the Company as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Manager, the Board of Directors, such committee, or such Affiliates causing the Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any higher standard contemplated hereby or under the Texas Limited Liability Company Law or any other law, rule or regulation or at equity. A determination, other action or failure to act by the Manager, the Board of Directors or any committee thereof (including the Conflicts Committee) will be deemed to be in good faith unless the Manager, the Board of Directors or any committee thereof (including the Conflicts Committee) believed such determination, other action or failure to act was adverse to the interests of the Company. In any proceeding brought by the Company, any Non-Managing Member, or any Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

(b) Whenever the Manager makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the manager of the Company, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Manager, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any fiduciary duty or other duty existing at law, in equity or otherwise or obligation whatsoever to the Company, any Non-Managing Member, any other Person who acquires an interest in a Membership Interest or any other Person who otherwise is bound by this Agreement, and the Manager, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement or any other agreement contemplated hereby or under the Texas Limited Liability Company Law or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrases, “at the option of the Manager,” “in its sole discretion” or some variation of those phrases, are used in this Agreement, it indicates that the Manager is acting in its individual capacity. For the avoidance of doubt, whenever the Manager votes or transfers its Membership Interests or refrains from voting or transferring its Membership Interests, it shall be acting in its individual capacity. Decisions to appoint or remove directors of MLP GP under the Delegation Agreement will be made in the Manager’s sole discretion.

(c) Whenever a potential conflict of interest exists or arises between the Manager or any Affiliates, on the one hand, and the Company, any Group Member or any Member, any other Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement, on the other hand, the Manager may in its discretion submit any resolution or course of action with respect to such conflict of interest for (i) Special Approval or (ii) approval by the vote of a majority of the Common Units (excluding Common Units owned by the Manager and its Affiliates). If such course of action or resolution receives Special Approval or approval of a majority of the Common Units (excluding Common Units owned by the Manager and its Affiliates), then such course of action or resolution shall be conclusively deemed approved by the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty existing at law, in equity or otherwise or obligation of any type whatsoever. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Offering Circular and any actions of the Manager taken in connection therewith and any actions of the Manager with respect to any transactions conducted in accordance with the provisions of the Omnibus Agreement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any duty hereunder or existing at law, in equity or otherwise. For the avoidance of doubt, any potential conflict of interest that exists or arises between the Manager or any Affiliates, on the one hand, and the Company, any Group Member or any Member, any other Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement on the other hand may be resolved as provided in Section 7.9(c)(i) and (ii) or as directed by the Board of Directors; provided, that the Board of Directors makes, takes or declines to take any action to resolve the conflict in accordance with the standard of care set forth in Section 7.9(a).

(d) Notwithstanding anything to the contrary in this Agreement, the Manager and its Affiliates and the other Indemnitees shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Manager and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Manager or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(e) Section 101.256 of the Texas Limited Liability Company Law shall not apply to any “managerial official” (as defined in the TBOC).

(f) The Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, hereby authorize the Manager, on behalf of the Company as a member or partner of a Group Member, to approve actions by the manager, managing member or general partner of such Group Member similar to those actions permitted to be taken by the Manager pursuant to this Section 7.9.

SECTION 7.10 Other Matters Concerning the Manager and Indemnitees.

(a) The Manager and any other Indemnitee may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Manager and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Manager reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) The Manager shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member.

SECTION 7.11 Purchase or Sale of Membership Interests. The Manager may cause the Company to purchase or otherwise acquire Membership Interests. As long as Membership Interests are held by any Group Member, such Membership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The Manager or any Affiliate of the Manager may also purchase or otherwise acquire and sell or otherwise dispose of Membership Interests for its own account, subject to the provisions of Articles IV and X.

SECTION 7.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Manager and any officer of the Manager authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Manager or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any such officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1 Records and Accounting. The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Non-Managing Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2 Fiscal Year. The fiscal year of the Company shall be a fiscal year ending December 31.

SECTION 8.3 Reports.

(a) As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Company, the Manager shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit as of a date selected by the Manager, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Manager, and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the Manager determines to be necessary or appropriate.

(b) As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the Manager shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit, as of a date selected by the Manager, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the Manager determines to be necessary or appropriate.

(c) The Manager shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via EDGAR or any successor system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE IX

TAX MATTERS

SECTION 9.1 Tax Elections.

(a) The Company has made an election under Treasury Regulation Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Company shall not make an election to be classified as other than an association taxable as a corporation pursuant to Treasury Regulation Section 701.7701-3.

(b) Except as otherwise provided herein, the Manager shall determine whether the Company should make, change or revoke any other elections permitted by the Code.

SECTION 9.2 Withholding Tax Payments. Notwithstanding any other provision of this Agreement, the Manager is authorized to take any action that may be required to cause the Company and other Group Members (and their respective agents) to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442 and 1445 of the Code. Each Member hereby authorizes the Company and the other Group Members (and their respective agents) to deduct and withhold (or cause to be deducted or withheld) with respect to such Member any amount of U.S. federal, state, local or non-U.S. taxes that the Manager determines, in good faith, is required to be deducted or withheld with respect to any amount payable to such Member pursuant to this Agreement. To the extent that the Company withholds and pays over to any taxing authority any amount in connection with any dividend or other distribution to any Member, the Manager may treat the amount withheld as a distribution of cash pursuant to Section 6.1 or Section 12.4, as applicable, in the amount of such withholding from such Member.

ARTICLE X

ADMISSION OF MEMBERS

SECTION 10.1 Admission of Non-Managing Members.

(a) A Person shall be admitted as a Non-Managing Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Non-Managing Member Interest and becomes the Record Holder of such Non-Managing Member Interests in accordance with the provisions of Article IV or Article V hereof.

(b) By acceptance of the transfer of any Membership Interests in accordance with Article IV or the acceptance of any Membership Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.8, each transferee of, or other such Person acquiring, a Membership Interest (including any nominee holder or an agent or representative acquiring such Membership Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred or issued to such Person when any such transfer or admission is reflected in the books and records of the Company and such Member becomes the Record Holder of the Membership Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (iv) makes the consents, acknowledgements and waivers contained in this Agreement and (v) shall be deemed to certify that the transferee is not an Ineligible Holder, all with or without execution of this Agreement by such Person. The transfer of any Membership Interests and the admission of any new Member shall not constitute an amendment to this Agreement. A Person may become a Member or Record Holder of a Membership Interest without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Membership Interest and until such Member is reflected in the books and records of the Company as the Record Holder of such Membership Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.8.

(c) The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Non-Managing Member Interest may be represented by a Certificate, as provided in Section 4.1.

(d) Any transfer of a Non-Managing Member Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Non-Managing Member pursuant to Section 10.1(a).

SECTION 10.2 Admission of Successor Manager. A successor Manager approved pursuant to Section 11.1 or the transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Manager shall be admitted to the Company as the Manager, effective immediately prior to the withdrawal of the predecessor or transferring Manager, pursuant to Section 11.1 or the transfer of all of the Managing Member Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Company until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Company Group without dissolution.

SECTION 10.3 Amendment of Agreement and Certificate of Formation. To effect the admission to the Company of any Member, the Manager shall take all steps necessary or appropriate under the Texas Limited Liability Company Law to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Manager shall prepare and file an amendment to the Certificate of Formation.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF MEMBERS

SECTION 11.1 Withdrawal of the Manager.

(a) The Manager shall be deemed to have withdrawn from the Company upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The Manager voluntarily withdraws from the Company by giving written notice to the other Members;

(ii) The Manager transfers all of its Managing Member Interest pursuant to Section 4.6;

(iii) The Manager (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in a proceeding of the type described in clauses (A) through (C) of this Section 11.1(a)(iii); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Manager or of all or any substantial part of its properties;

(iv) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Manager; or

(v) (A) if the Manager is a corporation, a certificate of dissolution or its equivalent is filed for the Manager, or 90 days expire after the date of notice to the Manager of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the Manager is a limited liability company or a partnership, the dissolution and commencement of winding up of the Manager; (C) if the Manager is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the Manager is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the Manager.

If an Event of Withdrawal specified in Section 11.1(a)(iv), or (v)(A), (B), (C) or (E) occurs, the withdrawing Manager shall give notice to the Non-Managing Members within 30 days after such occurrence. The Members hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Manager from the Company.

(b) Withdrawal of the Manager from the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the Manager voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the Manager ceases to be the Manager pursuant to Section 11.1(a)(ii). If the Manager gives a notice of withdrawal pursuant to Section 11.1(a)(i), a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor Manager. If, prior to the effective date of the Manager’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Company does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor Manager) would not result in the loss of the limited liability under the Texas Limited Liability Company Law of any Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed), the Company shall be dissolved in accordance with Section 12.1 unless the business of the Company is continued pursuant to Section 12.2. Any successor Manager elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

SECTION 11.2 Removal of the Manager. The Manager may not be removed by the Non-Managing Members.

SECTION 11.3 Interest of Departing Manager and Successor Manager.

(a) In an Event of Withdrawal of the Manager, if the successor Manager is elected in accordance with the terms of Section 11.1, the Departing Manager shall have the option, exercisable prior to the effective date of the withdrawal of such Departing Manager, to require its successor to purchase its Managing Member Interest and its or its Affiliates’ manager or managing member interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal. The Departing Manager shall be entitled to receive all reimbursements due such Departing Manager pursuant to Section 7.5, including any employee related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Manager or its Affiliates (other than any Group Member) for the benefit of the Company or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Manager and its successor or, failing agreement within 30 days after the effective date of such Departing Manager’s withdrawal, by an independent investment banking firm or other independent expert selected by the Departing Manager and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal, then the Departing Manager shall designate an independent investment banking firm or other independent expert, the Departing Manager’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Company’s assets, the rights and obligations of the Departing Manager and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Manager (or its transferee) shall become a Non-Managing Member and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Membership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor Manager shall indemnify the Departing Manager (or its transferee) as to all debts and liabilities of the Company arising on or after the date on which the Departing Manager (or its transferee) becomes a Non-Managing Member. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing Manager (or its transferee) contributed the Combined Interest to the Company in exchange for the newly issued Common Units.

SECTION 11.4 Withdrawal of Non-Managing Members. No Non-Managing Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Non-Managing Member’s Non-Managing Member Interest becomes a Record Holder of the Non-Managing Member Interest so transferred, such transferring Non-Managing Member shall cease to be a Non-Managing Member with respect to the Non-Managing Member Interest so transferred. For the avoidance of doubt, Section 101.205 of the Texas Limited Liability Company Law shall not apply to such cessation of membership.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

SECTION 12.1 Dissolution. The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Manager in accordance with the terms of this Agreement. Upon the withdrawal of the Manager, if a successor Manager is elected pursuant to Section 11.1 or Section 12.2, the Company shall not be dissolved and such successor Manager shall continue the business of the Company. The Company shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the Manager as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Company pursuant to this Agreement;

(b) an election to dissolve the Company by the Manager that is approved by a Unit Majority;

(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Texas Limited Liability Company Law; or

(d) at any time there are no Members, unless the Company is continued without dissolution in accordance with the Texas Limited Liability Company Law.

SECTION 12.2 Continuation of the Business of the Company After Dissolution. Upon (a) an Event of Withdrawal caused by the withdrawal of the Manager as provided in Section 11.1(a)(i) or Section 11.1(a)(iii) and the failure of the Members to select a successor Manager to such Departing Manager pursuant to Section 11.1, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv) or (v), then, to the maximum extent permitted by law, within 180 days thereafter, a Unit Majority may elect to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing as the successor Manager a Person approved by a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Company shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor Manager is not the former Manager, then the interest of the former Manager shall be treated in the manner provided in Section 11.3; and

(iii) the successor Manager shall be admitted to the Company as Manager, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of a Unit Majority to approve a successor Manager and to continue the business of the Company shall not exist and may not be exercised unless the Company has received an Opinion of Counsel that the exercise of the right would not result in the loss of the limited liability under the Texas Limited Liability Company Law of any Member.

SECTION 12.3 Liquidator. Upon dissolution of the Company, unless the business of the Company is continued pursuant to Section 12.2, the Manager shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Manager) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Common Units. The Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

SECTION 12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to the Texas Limited Liability Company Law and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Members, Pro Rata.

SECTION 12.5 Termination. Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Company shall file a certificate of termination as provided in the Texas Limited Liability Company Law, all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Texas shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

SECTION 12.6 Return of Contributions. The Manager shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the capital contributions of the Non-Managing Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

SECTION 12.7 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XIII

AMENDMENT OF OPERATING AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1 Amendments to be Adopted Solely by the Manager. Each Member agrees that the Manager, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b) admission, substitution or withdrawal of Members in accordance with this Agreement;

(c) a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or other entity in which the Non-Managing Members have limited liability under the laws of any state;

(d) a change that the Manager determines (i) does not adversely affect the Non-Managing Members (including any particular class or series of Membership Interests as compared to other classes or series of Membership Interests) in any material respect (except as permitted by subsection (g) hereof), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Texas Limited Liability Company Law) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Manager pursuant to Section 5.4 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable period of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Company including, if the Manager shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, or the Manager or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that the Manager determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Membership Interests or Derivative Instruments pursuant to Section 5.2;

(h) any amendment expressly permitted in this Agreement to be made by the Manager acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the Manager determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(k) a merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

SECTION 13.2 Amendment Procedures. Amendments to this Agreement may be proposed only by the Manager. To the fullest extent permitted by law, the Manager shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion and, in declining to propose or approve an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Texas Limited Liability Company Law or any other law, rule or regulation or at equity. An amendment shall be effective upon its approval by the Manager and, except as otherwise provided by Section 13.1 or Section 13.3, a Unit Majority, unless a greater or different percentage is required under this Agreement or by Texas law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Manager shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Manager shall notify all Record Holders upon final adoption of any amendments. The Manager shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (i) filed such amendment with the Commission via EDGAR and such amendment is publicly available on such system or (ii) made such amendment available on any publicly available website maintained by the Company.

SECTION 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 13.1 and this Section 13.3, no provision of this Agreement (other than Section 13.4) that establishes a percentage of Outstanding Units (including Units deemed owned by the Manager) or requires a vote or approval of Members (or a subset of Members) holding a specified Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Members whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced, as applicable.

(b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Non-Managing Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the Manager or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c) Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class affected. If the Manager determines an amendment does not satisfy the requirements of Section 13.1(d) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Non-Managing Member under applicable limited liability company law of the state under whose laws the Company is organized.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the Members (including the Manager and its Affiliates) holding at least 90% of the Percentage Interests of all Non-Managing Members.

SECTION 13.4 Special Meetings. All acts of Non-Managing Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. The provisions of this Article XIII and other related provisions of this Agreement shall be deemed to replace the provisions of Chapter 101, Subchapter H of the Texas Limited Liability Company Law to the extent permitted by applicable Law. Special meetings of the Non-Managing Members may be called by the Manager or by Non-Managing Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Non-Managing Members shall call a special meeting by delivering to the Manager one or more requests in writing stating that the signing Non-Managing Members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Non-Managing Members or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Manager shall send a notice of the meeting to the Non-Managing Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Manager on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Non-Managing Members shall not vote on matters that would cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members’ limited liability under the Texas Limited Liability Company Law or the law of any other state in which the Company is qualified to do business.

SECTION 13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

SECTION 13.6 Record Date. For purposes of determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members or to give approvals without a meeting as provided in Section 13.11 the Manager may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Non-Managing Members are requested in writing by the Manager to give such approvals. If the Manager does not set a Record Date, then (i) the Record Date for determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members shall be the close of business on the day next preceding the day on which notice is given, and (ii) the Record Date for determining the Non-Managing Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Manager in accordance with Section 13.11.

SECTION 13.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transaction of business at any meeting of Non-Managing Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Non-Managing Member at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Non-Managing Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9 Quorum and Voting. The holders of a majority, by Percentage Interest, of Membership Interests of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the Manager) represented in person or by proxy shall constitute a quorum at a meeting of Members of such class or classes unless any such action by the Members requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Membership Interests that, in the aggregate, represent a majority of the Percentage Interest of those present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Membership Interests that in the aggregate represent at least such greater or different percentage shall be required; provided, however, that if, as a matter of law or amendment to this Agreement, approval by plurality vote of Members (or any class thereof) is required to approve any action, no minimum quorum shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by Members holding the required Percentage Interest specified in this Agreement. In the absence of a quorum any meeting of Members may be adjourned from time to time by the affirmative vote of Members with a majority, by Percentage Interest, of the Membership Interests entitled to vote at such meeting (including Membership Interests deemed owned by the Manager) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

SECTION 13.10 Conduct of a Meeting. The Manager shall have full power and authority concerning the manner of conducting any meeting of the Non-Managing Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Manager shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Manager. The Manager may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Managing Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

SECTION 13.11 Action Without a Meeting. If authorized by the Manager, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum percentage, by Percentage Interest, of the Membership Interests of the class or classes taking such action (including Membership Interests deemed owned by the Manager) that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not approved in writing. The Manager may specify that any written ballot submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Manager. If a ballot returned to the Company does not vote all of the Units held by the Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Non-Managing Members is solicited by any Person other than by or on behalf of the Manager, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Manager, and (b) an Opinion of Counsel is delivered to the Manager to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members. Nothing contained in this Section 13.11 shall be deemed to require the Manager to solicit all Non-Managing Members in connection with a matter approved by holders of the requisite percentage of Membership Interests acting by written consent without a meeting.

SECTION 13.12 Right to Vote and Related Matters.

(a) The holders of Common Units shall have no right to vote on any matters other than the matters expressly set forth in this Agreement.

(b) Only those Record Holders of Outstanding Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Managing Members or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(c) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(c) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

SECTION 14.1 Authority. The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Texas or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

SECTION 14.2 Procedure for Merger or Consolidation.

(a) Merger or consolidation of the Company pursuant to this Article XIV requires the prior consent of the Manager; provided, however, that, to the fullest extent permitted by law, the Manager shall have no duty or obligation to consent to any merger or consolidation of the Company and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company or any Non-Managing Member and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Texas Limited Liability Company Law or any other law, rule or regulation or at equity.

(b) If the Manager shall determine to consent to the merger or consolidation, the Manager shall approve the Merger Agreement, which shall set forth:

(i) the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.5 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed a date or time certain and stated in the certificate of merger); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Manager determines to be necessary or appropriate.

SECTION 14.3 Approval by Non-Managing Members of Merger or Consolidation.

(a) Except as provided in Section 14.3(d) or Section 14.3(e), the Manager, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Non-Managing Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d) or Section 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Texas Limited Liability Company Law would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Non-Managing Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 14.3(d) or Section 14.3(e), after such approval by vote or consent of the Non-Managing Members, and at any time prior to the filing of the certificate of merger pursuant to Section 14.5, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the Manager is permitted, without Non-Managing Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company or other Group Member if (i) the Manager has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Non-Managing Member under the Texas Limited Liability Company Law, (ii) the primary purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the Manager determines that the governing instruments of the new entity provide the Non-Managing Members and the Manager with substantially the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Manager is permitted, without Non-Managing Member approval, to merge or consolidate the Company with or into another entity if (A) the Manager has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Texas Limited Liability Company Law of any Non-Managing Member, (B) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Company is the Surviving Business Entity in such merger or consolidation, (D) each Membership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Membership Interest of the Company after the effective date of the merger or consolidation, and (E) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

SECTION 14.4 Amendment of Operating Agreement. Pursuant to Section 10.004(a)(1) of the Texas Limited Liability Company Law, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new operating agreement for the Company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.4 shall be effective at the effective time or date of the merger or consolidation.

SECTION 14.5 Certificate of Merger. Upon the required approval by the Manager and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Texas in conformity with the requirements of the Texas Limited Liability Company Law.

SECTION 14.6 Effect of Merger or Consolidation. At the effective time of the certificate of merger:

(a) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(b) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV

RIGHT TO ACQUIRE NON-MANAGING MEMBERSHIP INTERESTS

SECTION 15.1 Right to Acquire Non-Managing Member Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time the Manager and its Affiliates hold more than 80% of the total Non-Managing Member Interests of any class then Outstanding, the Manager shall then have the right, which right it may assign and transfer in whole or in part to the Company or any Affiliate of the Manager, exercisable in its sole discretion, to purchase all, but not less than all, of such Non-Managing Member Interests of such class then Outstanding held by Persons other than the Manager and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the Manager or any of its Affiliates for any such Non-Managing Member Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b) If the Manager, any Affiliate of the Manager or the Company elects to exercise the right to purchase Non-Managing Member Interests granted pursuant to Section 15.1(a), the Manager shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Non-Managing Member Interests of such class (as of a Record Date selected by the Manager) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Non-Managing Member Interests will be purchased and state that the Manager, its Affiliate or the Company, as the case may be, elects to purchase such Non-Managing Member Interests, upon surrender of Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Non-Managing Member Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Manager, its Affiliate or the Company, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Non-Managing Member Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Non-Managing Member Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Non-Managing Member Interests shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Non-Managing Member Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, and such Non-Managing Member Interests shall thereupon be deemed to be transferred to the Manager, its Affiliate or the Company, as the case may be, on the record books of the Transfer Agent and the Company, and the Manager or any Affiliate of the Manager, or the Company, as the case may be, shall be deemed to be the owner of all such Non-Managing Member Interests from and after the Purchase Date and shall have all rights as the owner of such Non-Managing Member Interests.

(c) In the case of Non-Managing Member Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of a Non-Managing Member Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Non-Managing Member Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI

GENERAL PROVISIONS

SECTION 16.1 Addresses and Notices; Written Communications. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below.

Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise.

Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Manager, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Manager at the principal office of the Company designated pursuant to Section 2.3. The Manager may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

SECTION 16.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 16.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 16.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

SECTION 16.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 16.7 Third Party Beneficiaries. Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

SECTION 16.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Non-Managing Member Interest, pursuant to Section 10.1(a) without execution hereof.

SECTION 16.9 Applicable Law; Forum, Venue and Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

(b) Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i) irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company or the Manager, or owed by the Manager, to the Company or the Members, (D) asserting a claim arising pursuant to any provision of the Texas Limited Liability Company Law or (E) asserting a claim for any other internal entity claim (as defined in Section 2.115 of the Texas Limited Liability Company Law) shall be exclusively brought in the Business Court in the First Business Court Division of the State of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii) irrevocably submits to the exclusive jurisdiction of the Business Court in the First Business Court Division of the State of Texas (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Texas with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;

(iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Business Court in the First Business Court Division of the State of Texas or of any other court to which proceedings in the State of Texas may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding,

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and

(vi) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING. Each Member shall be deemed to have notice of and to have consented to the provisions of this Section 16.9(b)(vi).

(c) Notwithstanding the foregoing, each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise) agrees that any action, suit or proceeding for enforcement (or remedy in lieu of enforcement) of any obligation of the Company (or of the Manager when acting on behalf of the Company) arising while the Company was a limited liability company of the State of Delaware may be brought in accordance with, and if so brought shall be subject in all respects to, the provisions of Section 16.9 of the Delaware Agreement.

SECTION 16.10 Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

SECTION 16.11 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

SECTION 16.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates representing Units is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:

SunocoCorp Management LLC

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

[Signature Page to Limited Liability Company Agreement of SunocoCorp LLC]